UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2015

PRAXSYN CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	333-130446	20-3191557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18013 Sky Park Circle, Suite A, Irvine, CA 92614
(Address of principal executive offices, including zip code)

(949) 777-6112
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 23, 2015, John Garbino resigned as a member of the board of directors of Praxsyn Corporation, a Nevada corporation (the “Company”) due to his conflict of interest through his ownership of Trestles Pain Specialists, LLC, a California limited liability company (“TPS”) and his fiduciary duties as a board member of the Company. Attached hereto and as incorporated by reference herein as Exhibit 17.1, is Mr. Garbino’s official letter of resignation.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In regards to the Company’s change in domicile from Illinois to Nevada, as reported in the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission (“SEC”) on January 27, 2015, and amendment thereto filed on February 4, 2015, on January 28, 2015, the Financial Industry Regulatory Authority (“FINRA”) sent notification to the Company that FINRA updated the Company’s domicile to Nevada.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

17.1	Resignation of John Garbino as a Member of the Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By:	/s/ Edward Kurtz
Edward Kurtz, Chief Executive Officer

Dated: February 26, 2015